UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

SpartanNash Company

(Exact name of Registrant as Specified in Its Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700
Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of June 22, 2025 (the “Merger Agreement”), by and among SpartanNash Company, a Michigan corporation (the “Company” or “SpartanNash”), New Mackinac HoldCo, Inc., a Delaware corporation (together with any successor or surviving entity, collectively, “Parent”), Mackinac Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and C&S Wholesale Grocers, LLC, a Delaware limited liability company (“Guarantor” or “C&S”).

On September 22, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased, the Company was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result, is now a wholly-owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the completion of the Merger, on September 22, 2025, all outstanding obligations in respect of principal, interest and fees under that certain Amended and Restated Loan and Security Agreement, dated as of November 19, 2013 (the “Existing Credit Facility”), by and among the Borrowers (as defined in the Existing Credit Facility) party thereto, the Guarantors (as defined in the Existing Credit Facility) party thereto, the Lenders (as defined in the Existing Credit Facility) party thereto, Wells Fargo Capital Finance, LLC, as administrative and collateral agent, Wells Fargo Bank, National Association, Bank of America, N.A. and Fifth Third Bank, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A. and Fifth Third Bank, as Syndication Agents and BMO Harris Bank, N.A. and U.S. Bank, National Association, as Documentation Agents (as amended, amended and restated, supplemented or otherwise modified from time to time), were repaid, all commitments under the Existing Credit Facility were terminated and all liens and guarantees granted in connection therewith were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, no par value (“SpartanNash common stock”), issued and outstanding immediately prior to the Effective Time (excluding SpartanNash common stock held by Parent or Merger Sub, in each case, immediately prior to the Effective Time) and all rights in respect thereof, by virtue of the Merger, was converted into the right to receive $26.90 in cash, without interest (the “Merger Consideration”), subject to any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding SpartanNash equity-based award granted prior to the date of the Merger Agreement or to a non-employee director vested (with any awards subject to performance-based vesting conditions vesting to the extent set forth in the Merger Agreement and SpartanNash’s confidential disclosure letter) and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) for each share of SpartanNash common stock subject to such equity-based award immediately prior to the Effective Time, with the number of shares of SpartanNash common stock determined based on the greater of the target and actual performance level for any award subject to performance-based vesting conditions, as determined by the Compensation Committee of the SpartanNash board of directors (the “Board”), (ii) any remaining unvested portion of any SpartanNash equity-based award granted prior to the date of the Merger Agreement that was subject to performance-based vesting conditions that did not vest as described in clause (i) was canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time (determined based on the greater of the target and actual performance level, as determined by the Compensation Committee of the Board), which cash-based award will vest and be payable on the last day of the applicable performance period, subject to the holder’s continued service with C&S and its affiliates through such date (or an earlier termination without cause, in which case any portion of the award that would vest in the next 12 months will accelerate and vest upon such termination), and (iii) each SpartanNash equity-based award not covered by clause (i) or (ii) vested as to one-sixth of the award and was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such award, and the remaining unvested portion was canceled and converted into the right to receive a cash-based award equal to the Merger Consideration (and any accrued but unpaid dividends or dividend equivalents) in respect of each share of SpartanNash common stock subject to such SpartanNash equity-based award immediately prior to the Effective Time, which cash-based award will, subject to the holder’s continued service with C&S and its affiliates through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such equity-based awards granted by the Company from which such cash award was converted (other than performance-based vesting conditions).

Pursuant to the Warrant and as contemplated by the Merger Agreement, the Warrantholder provided notice to the Company that it elected a Cashless Exercise (as defined in the Warrant to Purchase Common Stock, dated as of October 7, 2020, issued by the Company to Amazon.com NV Holdings LLC (the “Warrant Agreement”)) in respect of all 5,437,272 Company Warrants (as defined in the Merger Agreement) then outstanding, entitling the Warrantholder to receive, subject to and contingent upon the surrender by the Warrantholder of the Company Warrants, an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the product of (x) 5,437,272 and (y) a fraction, (1) the numerator of which is the excess of (1) the 30-Day VWAP (as defined in the Warrant Agreement) over (2) the Exercise Price (as defined in the Warrant Agreement), and (2) the denominator of which is the 30-Day VWAP, such product rounded to the nearest whole Warrant Share (as defined in the Warrant Agreement).

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2025, and is incorporated into this item by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that, at the Effective Time, each share of SpartanNash common stock issued and outstanding immediately prior to the Effective Time (excluding SpartanNash common stock held by Parent or Merger Sub, in each case, immediately prior to the Effective Time) was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration. In addition, the Company requested that Nasdaq delist SpartanNash common stock, and as a result, trading of SpartanNash common stock, which traded under the ticker symbol “SPTN” on Nasdaq, was suspended prior to the open of trading on Nasdaq on September 22, 2025. The Company also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of SpartanNash common stock from Nasdaq and the deregistration of SpartanNash common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, SpartanNash common stock will no longer be listed on Nasdaq.

In addition, after effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of the shares of SpartanNash common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the shares of SpartanNash common stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

At the Effective Time, a change of control of the Company occurred. Merger Sub merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As of the Effective Time, in accordance with the terms of the Merger Agreement, all of the directors of the Company resigned and ceased to be directors. No director was terminated or resigned because of any disagreement with the Company, its management or its board of directors on any matter relating to its operations, policies or practices.

As of the Effective Time, in accordance with the terms of the Merger Agreement, the directors of Merger Sub as of immediately prior to the Effective Time became the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation.

As of the Effective Time, in accordance with the terms of the Merger Agreement, the officers of the Company as of immediately prior to the Effective Time became the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the closing of the Merger, the Company’s articles of incorporation were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”) and the Company’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”), each in accordance with the Merger Agreement.

Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of June 22, 2025, by and among SpartanNash Company, New Mackinac HoldCo, Inc., Mackinac Merger Sub, Inc. and C&S Wholesale Grocers, LLC (incorporated by reference to Exhibit 2.1 to SpartanNash’s Current Report on Form 8-K filed on June 23, 2025)
3.1	Amended and Restated Articles of Incorporation of SpartanNash Company
3.2	Amended and Restated Bylaws of SpartanNash Company
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. SpartanNash will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. SpartanNash may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary
Executive Vice President, Chief Legal Officer and Corporate Secretary